UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                                  First Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

________________________________________________________________________________

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171



--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 30, 2002
--------------------------------------------------------------------------------

To Our Shareholders:

       The annual meeting of shareholders of First Bancorp (the "Company") will be held at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover) on Tuesday, April 30, 2002 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

     1. A proposal to elect seventeen (17) nominees to the board of directors to serve until the 2003 annual meeting of shareholders, or until their successors are elected and qualified.

     2. A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

     3. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

       Only shareholders of record as of the close of business on March 12, 2002 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

       Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

       Please note that the attached form of proxy includes a request from the Company as to whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting. See outside back cover for a map.

       The proxy statement accompanying this notice sets forth further information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

       Included in this package, in compliance with applicable regulations, is the Company's 2001 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a Summary 2001 Annual Report, which includes a financial overview, the president's letter, and other general information about the Company.



                       By Order of the Board of Directors

                               /s/ Anna G. Hollers
                               -------------------
                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171



--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------



INTRODUCTION

       This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the board of directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Tuesday, April 30, 2002 at 3:00 p.m. local time, at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on back cover), and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

       This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about April 1, 2002.

       Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly to ensure that your shares are voted at the meeting.

       Any shareholder giving a proxy may revoke it at any time before a vote is taken (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

       The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

       Only shareholders of record as of the close of business on March 12, 2002 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 9,177,007. Shareholders are entitled to one vote for each share of the Company's common stock.

       The Company knows of no persons who beneficially own more than five percent of the outstanding common stock of First Bancorp. The Company's directors, nominees for director, and executive officers own as a group 2,039,062 shares, or 22.22%, of the Company's common stock.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Section 3.02 of the Company's bylaws provides that the number of directors on the board of directors of the Company will be not less than three nor more than 19, as may be fixed by resolution duly adopted by the board of directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2002 Annual Meeting of Shareholders to be held April 30, 2002, the size of the board has been fixed by the board of directors at 17 members.

       In the absence of any specifications to the contrary, proxies will be voted for the election of all seventeen (17) of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee(s) listed below is likely to become unavailable. The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the proxyholders may, in their discretion, vote the shares to which such proxy relates on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

      Nominees for election to the board of directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating Committee of the board of directors, and the nominees listed below were selected in that manner. Nominations from the shareholders may be made if made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and within 60 to 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

      The Company's bylaws state that no individual may be elected to, or may serve, on the board of directors any time after their 72nd birthday, except that if a director is elected to the Board of Directors prior to their 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for exceptions to this limitation in connection with mergers or acquisitions. Under the terms of the Company's merger agreement with First Savings Bancorp, Inc., the applicable age for Mr. F. Capel and Mr. Samuels as it relates to the mandatory retirement noted above is age 75. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.




      A complete copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

       The following table sets forth certain information as of December 31, 2001 with respect to the seventeen nominees for election to the board of directors and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371):


                                          TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
                                                                                                        Common Stock
                                                                                                  Beneficially Owned (1)
                                             Current Director (D),              Director          ----------------------
                                                Nominee (N), or                of Company          Number of         Percent
              Name (Age)                     Position with Company               Since              Shares           of Class
--------------------------------  ----------------------------------------- ----------------  -------------------  ------------
Directors and Nominees
----------------------

James H. Garner (72)                       President and CEO (D) (N)              1995             44,760     (2)         0.49%
Jack D. Briggs (62)                                 (D) (N)                       1983             56,387     (3)         0.62%
H. David Bruton, M.D. (67)                          (D) (N)                       2000             95,711     (4)         1.05%
David L. Burns (63)                                 (D) (N)                       1988             42,376     (5)         0.47%
John F. Burns (54)                                  (D) (N)                       2000             73,501     (6)         0.81%
Felton J. Capel (75)                                  (D)                         2000             15,838     (7)         0.17%
Jesse S. Capel (69)                                 (D) (N)                       1983            115,104     (8)         1.26%
Frank G. Hardister (67)                               (D)                         2000             17,270     (9)         0.19%
James G. Hudson, Jr. (62)                           (D) (N)                       2001             15,535    (10)         0.17%
George R. Perkins, Jr. (62)                         (D) (N)                       1996            419,649    (11)         4.61%
Thomas F. Phillips (56)                             (D) (N)                       2000             63,075    (12)         0.69%
William E. Samuels (71)                             (D) (N)                       2000            100,489    (13)         1.10%
Edward T. Taws (67)                                 (D) (N)                       1986             24,535    (14)         0.27%
Frederick H. Taylor (62)                            (D) (N)                       1983            203,218    (15)         2.23%
Virginia C. Thomasson (50)                          (D) (N)                       2000             14,597    (16)         0.16%
Goldie H. Wallace (55)                              (D) (N)                       1997            182,514    (17)         2.00%
A. Jordan Washburn (65)                             (D) (N)                       1995             21,145    (18)         0.23%
Dennis A. Wicker (49)                               (D) (N)                       2001              5,451    (19)         0.06%
John C. Willis (59)                                 (D) (N)                       1983            336,513    (20)         3.69%


Executive Officers
------------------
James H. Garner (72)                          President and Chief                 1995             44,760     (2)         0.49%
                                               Executive Officer
John F. Burns (54)                                 Executive                      2000             73,501     (6)         0.81%
                                                 Vice President
Anna G. Hollers (51)                        Executive Vice President              n/a              57,628    (21)         0.63%
                                                 and Secretary
James G. Hudson, Jr. (62)                          Executive                      2001             15,535    (10)         0.17%
                                                 Vice President
Teresa C. Nixon (44)                        Executive Vice President              n/a              34,417    (22)         0.38%
                                       and Compliance Officer, First Bank
David G. Grigg (51)                         President of Montgomery               n/a              31,890    (23)         0.35%
                                              Data Services, Inc.
Jerry M. Arnold (61)                         Senior Vice President                n/a               9,850    (24)         0.11%
                                           of Operations, First Bank
Eric P. Credle (33)                        Senior Vice President and              n/a              14,998    (25)         0.16%
                                            Chief Financial Officer
Timothy S. Maples (41)                     Senior Vice President and              n/a              23,876    (26)         0.26%
                                               Investment Officer
Lee C. McLaurin (39)                         Senior Vice President                n/a              18,735    (27)         0.21%
                                                 and Controller

---------------------------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2001 or within 60 days after December 31, 2001) granted under the Company's stock option plan.

(2) Mr. Garner's number of shares includes 6,244 shares held in Company's 401(k) defined contribution plan, 7,557 shares held jointly with his spouse and exercisable options to purchase 22,560 shares.

(3) Mr. Briggs' number of shares includes 774 shares held as custodian for his daughter, 34,385 shares held jointly with his spouse and exercisable options to purchase 7,500 shares.

(4) Dr. Bruton's number of shares includes 4,488 shares held by his spouse, 2,000 shares held as custodian in a trust for a minor, and exercisable options to purchase 35,625 shares.

(5) Mr. D. Burns' number of shares includes 23,232 shares held by Mr. Burns' business interests and exercisable options to purchase 9,000 shares.

(6) Mr. J. Burns' number of shares includes 345 shares held in First Bancorp's 401(k) defined contribution plan, 5,785 shares held by his spouse, exercisable options to purchase 8,728 shares.

(7) Mr. F. Capel's number of shares includes exercisable options to purchase 12,722 shares.

(8) Mr. J. Capel's number of shares includes 37,104 shares held by Capel Inc. of which Mr. Capel is principal owner and director and exercisable options to purchase 12,000 shares.

(9) Mr. Hardister's number of shares includes exercisable options to purchase 5,939 shares.

(10) Mr. Hudson's number of shares includes 1,488 shares held by his spouse and 79 shares held in the Company's 401(k) plan.

(11) Mr. Perkins' number of shares includes exercisable options to purchase 9,000 shares.

(12) Mr. Phillips' number of shares includes 1,310 shares held by his spouse, 124 shares jointly owned with a relative, and exercisable options to purchase 36,083 shares.

(13) Mr. Samuels' number of shares includes 22,442 shares held by his spouse and exercisable options to purchase 1,500 shares.

(14) Mr. Taws' number of shares includes 5,835 shares held by his spouse and exercisable options to purchase 12,000 shares.

(15) Mr. Taylor's number of shares includes 77,739 shares held by Mr. Taylor's business interests, 69,381 shares held in trusts, 42,798 shares held by his spouse and exercisable options to purchase 12,000 shares.

(16) Ms. Thomasson's number of shares includes exercisable options to purchase 13,968 shares.

(17) Ms. Wallace's number of shares includes exercisable options to purchase 7,500 shares.

(18) Mr. Washburn's number of shares includes exercisable options to purchase 6,000 shares.

(19) Mr. Wicker's number of shares includes exercisable options to purchase 1,500 shares.

(20) Mr. Willis' number of shares includes 199,158 shares held by his spouse and exercisable options to purchase 12,000 shares.

(21) Ms. Hollers' number of shares includes 919 shares held jointly with her daughters, 8,498 shares held in the Company's 401(k) defined contribution plan, 2,050 shares held by her spouse and exercisable options to purchase 26,000 shares.

(22) Ms. Nixon's number of shares includes 6,073 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 26,001 shares.

(23) Mr. Grigg's number of shares includes 160 shares held jointly with his daughters, 80 shares held jointly with his son, 4,714 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 14,000 shares.

(24) Mr. Arnold's number of shares includes 3,005 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(25) Mr. Credle's number of shares includes 1,200 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,000 shares.

(26) Mr. Maples' number of shares includes 224 shares held in First Bancorp's 401(k) defined contribution plan, exercisable options to purchase 12,397 shares.

(27) Mr. McLaurin's number of shares includes 6,707 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 8,500 shares.
-----------------------

Directors and Nominees

         James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

         Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc., and secretary of Piedmont Funeral Home. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

         H. David Bruton, M.D. served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

         David L. Burns is president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

         John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

         Felton J. Capel is the president and owner of Century Associates of N.C., a Southern Pines distributor of cookware and other housewares. He served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with First Bancorp and has served as a director of the Company and First Bank since that time. Mr. Capel is retiring from the board of directors when his term expires at the 2002 Annual Meeting.

       Jesse  S.  Capel  is the  recently  elected  chairman  of the  board of directors. He serves as an Executive Director of Capel, Inc., a rug manufacturer, importer and exporter located in Troy, North Carolina. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959.

         Frank G. Hardister was the president of Powell Funeral Home located in Southern Pines, North Carolina from 1983 until his retirement in 2001. He served as a director of First Savings Bancorp, Inc. from 1990 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time. Mr. Hardister is resigning from the board of directors when his term expires at the 2002 Annual Meeting.

         James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc. at the time of the May 2001 Century Bancorp acquisition by First Bancorp and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

         George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

      Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      William E. Samuels is vice-chairman of the board of directors of the Company and First Bank. He was the President and Chief Executive Officer of First Savings Bancorp, Inc. until his retirement in 1998. He is the former chairman of the board of directors of First Savings Bancorp, Inc. and served as a director of First Savings from 1977 until First Savings' 2000 merger with the Company. He has served as a director of the Company and First Bank since that time.

         Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

         Frederick H. Taylor is President of Troy Lumber Company, located in Troy, North Carolina. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978.

         Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

         Goldie H. Wallace is a private investor in the Company and other business interests. Ms. Wallace has been a director of the Company and First Bank since 1997.

         A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

         Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker has been a director of the Company and First Bank since 2001.

         John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner, Mr. Burns, and Mr. Hudson, the executive officers of the Company are as follows:

     Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

         Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

         David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

         Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

         Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since 1997. He was previously a senior manager with KPMG LLP.

         Timothy S. Maples is Senior Vice President and Investment Officer of First Bank. He was previously the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

         Lee C. McLaurin is Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.


BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

         The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board of directors, except those duties and authorities exclusively reserved to the board of directors by the Company's bylaws or by statute. The 2001 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Burns, Mr. J. Capel-Chairman, Mr. Garner, Mr. Perkins, Mr. Samuels, Mr. Taylor and Mr. Willis. The Executive committee held 14 meetings during 2001.

 Audit Committee

The Audit Committee is responsible for nominating the Company's independent auditors, as well as reviewing and presenting to the board of directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal accounting controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2001 members of the Audit Committee were Mr. Briggs, Dr. Bruton, Mr. D. Burns, Mr. F. Capel, Mr. J. Capel-Chairman, Ms. Thomasson, Ms. Wallace, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers, Inc. The Audit Committee held 7 meetings during 2001.

Compensation Committee

The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2001 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Capel-Chairman, Mr. Taws, Mr. Washburn, and Mr. Willis. The Compensation Committee held 4 meetings during 2001.

Nominating Committee

The Nominating Committee is responsible for recommending nominees for election to the board of directors. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section "Nominations For Director"
above.   The

2001 members of the Committee were Mr. D. Burns, Mr. J. Capel-Chairman, Mr. Taws, Mr. Washburn and Mr. Willis. The Nominating Committee held one meeting during 2001.

Attendance

      The board of directors held 13 meetings during 2001. In 2001, all of the directors and nominees, except for Mr. Perkins who attended 6 of 14 Executive Committee meetings and 11 of 13 board of directors meetings, attended at least 75% of the aggregate of the meetings of the board of directors and the committees described above on which they served during the period they were directors and members of such committees.

Compensation of Directors

      Directors of the Company receive compensation of $400 per month during their terms of office, plus $200 for each monthly meeting attended. In addition, directors of First Bank receive $200 for each meeting attended. Such directors who serve on the Executive Committee, Audit Committee, or Compensation Committee receive $200 for each committee meeting attended. All of the directors of the Company are members of the First Bank board of directors.

      Non-employee directors of the Company also participate in the Company's Stock Option Plan. The non-employee director portion of the Stock Option Plan provides that on June 1 of each year for a five-year period that began June 1, 1998 and ends on June 1, 2003, each non-employee director of the Company receives an option to acquire 1,500 shares of the Company's Common Stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. At December 31, 2001, the sixteen directors who were not employees of the Company held aggregate options to purchase 220,022 shares at exercise prices ranging from $6.67 to $24.00.

AUDIT COMMITTEE REPORT

      Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors, which for the fiscal year 2001 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended December 31, 2001. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by KPMG in the following categories and amounts:

           Audit Fees                                          $ 106,100
           Financial Information System  Design
                and Implementation Fees                               --
           All Other Fees                                        130,200
                                                                 -------
                Total Fees                                     $ 236,600
                                                                 =======


      The all other fees amount of $130,200 included fees for non-audit services of $80,000 and audited-related services of $50,200. Non-audit services consisted of tax compliance. Audit-related services consisted of audits of the financial statements of two employee benefit plans, various internal control reports, and issuances of consents relating to registration statements.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

      The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.


      RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
      OF THE BOARD OF DIRECTORS:

Jack D. Briggs                                   Jesse S. Capel, Chairman
H. David Bruton                                  Virginia C. Thomasson
David L. Burns                                   Goldie H. Wallace
Felton J. Capel, Chairman                        John C. Willis

COMPENSATION OF EXECUTIVE OFFICERS

      Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2001, 2000 and 1999 to (i) the chief executive officer of the Company and
(ii) the Company's four most highly compensated executive officers other than the chief executive officer.


                                             SUMMARY COMPENSATION TABLE

                                                                         Long Term Compensation
                                                              --------------------------------------------
                            Annual Compensation                              Awards               Payouts
              -------------------------------------------     ------------------------------      -------
 (a), (b)         (c)              (d)           (e)              (f)              (g)              (h)              (i)
                                                 Other                          Securities                           All
  Name,                                         Annual         Restricted       Underlying                          Other
Principal                                       Compen-           Stock          Options/           LTIP           Compen-
 Position      Salary           Bonus (1)       sation          Award (s)          SARs            Payouts        sation (2)
 and Year       ($)               ($)            ($)              ($)            (# sh)             ($)              ($)
------------- ------------    -----------     -----------     -----------      -------------   ------------  ---------------
James H. Garner, President and Chief Executive Officer
2001          $225,000          $136,160          $-               $-                 --            $-            $ 28,823
2000           197,500           128,690          --               --                 --            --              32,082
1999           182,500            66,191          --               --               12,000          --              32,842
Anna G. Hollers, Executive Vice President and Secretary
2001          $155,000          $ 48,000          $-               $-                5,000          $-            $ 18,570
2000           142,000            42,000          --               --                 --            --              19,511
1999           129,600            37,000          --               --                7,500          --              18,489
Teresa C. Nixon, Executive Vice President and Compliance Officer
2001          $151,000          $ 48,000          $-               $-                4,000          $-            $  9,213
2000           138,000            42,000          --               --                 --            --               9,422
1999           125,600            37,000          --               --                7,500          --               8,920
John F. Burns, Executive Vice President
2001          $152,158          $ 38,040          $-               $-                 --            $-            $ 21,101
2000            44,346              --            --               --               10,000          --             436,946
1999              --                --            --               --                 --            --                --
Eric P. Credle, Senior Vice President and Chief Financial Officer
2001          $120,000          $ 40,000          $-               $-               10,000          $-            $  6,111
2000           100,000            37,000          --               --                 --            --               5,985
1999            91,000            27,000          --               --                1,500          --               4,228

--------------------
Notes:

(1) The amounts in this column represent actual incentive cash bonuses accrued during the year indicated.

(2) The amount in this column in 2000 for Mr. Burns includes a change-in-control payment of $409,680, the transferring of a company automobile with a value of $12,840, and a payment of $9,686 for related taxes, made to Mr. Burns in accordance with the terms of the First Bancorp-First Savings merger.

     All other amounts shown in this column relate to three items: (1) Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees, (2) the value of certain split-dollar life insurance plan premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if higher, and (3) fees earned for service as a director of the Company, or its subsidiaries, and committees thereof. The following table presents the amounts of those items:


                                             Defined        Split-Dollar       Director/
                                           Contribution       Insurance        Committee
                                               Plan             Plan             Fees
                                           ------------     ------------       ---------
               James H. Garner       2001     $7,536        $  2,507        $  18,780
                                     2000      7,793           5,229           19,060
                                     1999      8,716           4,806           19,320
               Anna G. Hollers       2001      6,540             230           11,800
                                     2000      6,458             853           12,200
                                     1999      6,300             789           11,400
               Teresa C. Nixon       2001      7,553             140            1,520
                                     2000      7,358             544            1,520
                                     1999      7,093             507            1,320
               John F. Burns         2001      6,276             365           14,460
                                     2000         --              --            4,740
                                     1999         --              --               --
               Eric P. Credle        2001      6,015              96               --
                                     2000      5,715             270               --
                                     1999      3,971             257               --


                      Option/SAR Grants in Last Fiscal Year

         The information set forth below reflects the stock options granted during 2001 to the executive officers listed in the Summary Table of Executive Compensation above. Mr. Garner and Mr. Burns did not receive option grants in 2001. No stock appreciation rights have been granted to the executive officers listed.


                                           Option/SAR Grants in Last Fiscal Year

                                                                                                Potential Realizable Value
                                                                                                at Assumed Annual Rates of Stock
                                                                                                Price Appreciation for
                                                                                                         Option Term
                                        Individual Grants
--------------------------------------------------------------------------------------------    -------------------------------
           (a)                     (b)                 (c)              (d)             (e)           (f)            (g)

                                                  Percent of
                                Number of           Total
                                Securities        Options/SARs
                                Underlying        Granted to        Exercise or
                              Options/SARs       Employees in       Base Price      Expiration         5%            10%
                               Granted (1)         Fiscal Year        ($/Sh)           Date           ($)            ($)
                               -----------         -----------      ----------     ------------     ---------      --------
           Name
--------------------------
Anna G. Hollers                  5,000                3.43%         $ 22.99          7/25/11        $ 72,300       $183,200
Teresa C. Nixon                  4,000                2.74%           22.99          7/25/11          57,840        146,560
Eric P. Credle                  10,000                6.86%           22.99          7/25/11         144,600        366,400


(1)  All options vest at the rate of 20% per year over five years.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      Set forth below is information concerning the exercise of stock options during the year ended December 31, 2001 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.


                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                Underlying
                                                         Number of Securities             Value of Unexercised
                                                        Underlying Unexercised               In-the-Money
                          Shares                           Options/SARs at                 Options/SARs at
                         Acquired                        Fiscal Year End (# sh)          Fiscal Year End ($)
                       at Exercise        Value       ----------------------------   ----------------------------
     Name                (# sh)         Realized      Exercisable    Unexercisable   Exercisable    Unexercisable
---------------        -----------      ---------     -----------    -------------   -----------    -------------
James H. Garner           4,000        $ 58,028          22,560            --          $225,972        $   --
Anna G. Hollers            --              --            21,000           5,000         247,954            --
Teresa C. Nixon           1,372          21,568          22,001           4,000         228,412            --
John F. Burns .           2,000          36,860           8,728           8,000         113,607          63,400
Eric P. Credle             --              --             9,000          10,000          38,200            --

--------

Retirement Plans

      Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan.

                                                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                                                           UNDER THE RETIREMENT PLAN


                Final
               Average                                                 Years of Service
               Annual           --------------------------------------------------------------------------------------------
            Compensation            15                  20                   25                  30                   35
           --------------       ---------           ---------            ---------           ---------            ---------
              $    50,000       $   6,700           $   8,900            $  11,100           $  13,300            $  15,500
                   75,000          11,900              15,900               19,800              23,800               27,800
                  100,000          17,200              22,900               28,600              34,300               40,000
                  125,000          22,400              29,900               37,300              44,800               52,300
                  150,000          27,700              36,900               46,100              55,300               64,500
                  175,000          31,900              42,500               53,100              63,700               74,300
                  200,000          31,900              42,500               53,100              63,700               74,300

         Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 33 years; Ms. Hollers, 29 years; Ms. Nixon, 13 years; Mr. Burns, 1 year; and Mr. Credle, 4 years.

         Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP. Benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the retirement plan.


                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


             Final
            Average                   Years of Service
            Annual         ----------------------------------------
         Compensation         10              15         20 or more
         ------------      --------        --------      ----------

           $ 50,000        $ 15,000        $ 22,500        $ 30,000
             75,000          22,500          33,750          45,000
            100,000          30,000          45,000          60,000
            125,000          37,500          56,250          75,000
            150,000          45,000          67,500          90,000
            175,000          52,500          78,750         105,000
            200,000          60,000          90,000         120,000


         Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 13 years; Mr. Burns, 1 year; and Mr. Credle, 4 years.

         Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

      The Company has entered into employment agreements with 16 of its senior officers, including each officer currently serving as an executive officer.

         The employment agreements have two to three year terms that extend automatically for an additional one year on each anniversary of the date of the Agreement, unless either party gives the other written notice on or prior to such anniversary date that such extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan, Split Dollar Life Insurance Plan, and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

         The employment agreements provide the Company the right to terminate the officer's employment with no further accrual of compensation or benefits "for cause" if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) been convicted of a felony or other serious crime.

         In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

         The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business which is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company "for cause" or voluntary employee termination is one year and for termination by the Company other than "for cause" is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

         The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than "for cause"), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for each of the officers listed in the Summary Compensation Table above is 2.9. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

         In addition to the employment agreement change in control provisions discussed above, all memorandums of options granted under the Company's 1994 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

         The merger with First Savings Bancorp, Inc. that occurred on September 14, 2000 met the definition of a change in control as defined above, and accordingly, 1) the change in control provisions in the employment agreements on that date became exercisable, 2) all options outstanding on that date became fully vested and immediately exercisable, and 3) participants in the SERP on that date became fully vested.

REPORT OF THE COMPENSATION COMMITTEE

         The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

         In applying this philosophy, the Company's Compensation Committee, comprised entirely of non-employee directors, develops compensation recommendations to be considered by the entire board of directors. The Compensation Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. The
Compensation Committee delegates to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. Additional consideration is given by both the Compensation Committee (with regard to the Chief Executive
Officer) and the Chief Executive Officer (with regard to the other executive officers) to the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the board of directors. Periodically, the Company engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

         The process of assessing the appropriateness of compensation arrangements also involves the use of peer data to determine the extent to which the Company's compensation arrangements are competitive within both the Company's industry and geographical area. As a part of this assessment, the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) compares the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group is a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance."

         Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

         o    base salary;

         o annual incentive bonus (linked directly to corporate earnings and individual performance);

         o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

         o    benefit plans for executive officers.

         Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used by the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) in developing the appropriate levels of base salaries for executive officers.

         Annual Incentive Bonus. For the Company's executive officers, including the CEO, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

         For 2001, as in prior years, the Committee set the CEO's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2001, 2000 and 1999 was 1% of consolidated net income.

      For the other executive officers, the 2001 annual incentive bonus was based on a combination of (i) a percentage, as determined by the CEO, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the CEO, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. In 2001, the Company did not meet it earnings targets set by the board of directors. However, the CEO, after consultation with and the approval by the Compensation Committee, elected to grant bonuses to executive officers as if the Company-wide earnings targets had been met. The decision to grant the bonuses despite not having met the earnings targets was made primarily based on the following two factors - 1) the unusual business environment encountered during 2001, including the recessionary economy and the 11 interest rate cuts totaling 4.75%, that was beyond the control of management and negatively impacted earnings, 2) the successful completion of several acquisitions during 2001, including the acquisitions of five branches, one institution, and two insurance agencies that required a high degree of planning, skill, and effort to achieve.

         The salary-based portion of the 2001 incentive bonus for executive officers other than the CEO ranged from 15% to 31% of the respective base salary.

         Long-Term Equity Participation. For the Company's CEO, executive officers and other key employees, stock options may be granted each year at the discretion of the board of directors. While no formal system is employed in determining the number of options granted, both in the aggregate or to any one individual, the Board does consider the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an on-going component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance.

         Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan and Split-Dollar Life Insurance Plan.

      Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as six other senior officers. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements"

      The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy which addresses the deductibility for income tax purposes of "qualified compensation" under said code section.



      RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
      THE BOARD OF DIRECTORS:

            Jack D. Briggs                   Edward T. Taws, Jr.
            David L. Burns                   A. Jordan Washburn
            Jesse S. Capel, Chairman         John C. Willis

                         SHAREHOLDER RETURN PERFORMANCE

      The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1996 and ending December 31, 2001, with the cumulative total return of the Standard & Poor 500 Index and the Russell 2000 Index (reflecting overall stock market performance), an index of banks with between $500 million and $1 billion in assets and an index of banks with between $1 billion and $5 billion in assets, both as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1996 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Russell 2000 Index, and the two bank indices, and that all dividends were reinvested.


                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2001


                  [GRAPHIC - CHART - DATA POINTS LISTED BELOW]


                                                                   Total Return Index Values (1)
                                                                             December 31,
                                      -----------------------------------------------------------------------------------------
                                         1996             1997            1998            1999            2000            2001
                                         ----             ----            ----            ----            ----            ----
First Bancorp (3)                     $ 100.00          $192.96        $ 162.95         $142.67         $142.67        $ 212.22
Index-S&P 500 (2) (3)                   100.00           133.37          171.44          207.52          188.62          166.22
Russell 2000 (2) (3)                    100.00           122.86          119.25          144.60          140.23          143.71
Index-Banks between $500
  million and $1 billion (2) (3)        100.00           162.56          159.83          147.95          141.62          183.73
Index-Banks between $1
  billion and $5 billion (2) (3)        100.00           166.77          166.38          152.91          173.53          210.83

Notes:

(1) Total return indices were provided from an independent source as indicated and assume initial investment of $100 on December 31, 1996, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

(2) In previous years, the Company used the S&P 500 as its broad-based stock index for comparison purposes. In 2001, the Company was added to the Russell 2000 and now considers it to be its most relevant broad-based stock index for comparison purposes. Also in 2001, the Company exceeded $1 billion in total assets, and therefore now uses the bank index for banks between $1 billion and $5 billion for its peer industry comparison. In accordance with Securities and Exchange Commission regulations, the indices used in the previous year's proxy statement are also presented.

(3)   Source:  SNL Securities LP, Charlottesville, VA.

         Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

         Certain of the directors, nominees, principal shareholders and officers (and their associates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to associates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility. At December 31, 2001, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to associates of such persons was approximately $8,405,000.

         Under the authority of the Company's share repurchase plan, the Company repurchased 15,400 shares of Company stock from Mr. Hardister, a director, on October 29, 2001 at a price of $22.81 per share, the prevailing fair market value at the time of the purchase.

         The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, nominees, principal shareholders and officers (and their associates) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2001. To the Company's knowledge, during 2001 all of these filing requirements were satisfied by the Company's directors and officers, except that Mr. Taws was three days delinquent in reporting one transaction (a sale of 1,150 shares).


         The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The board of directors recommends that shareholders vote "FOR" the proposal to elect the 17 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 17 nominees listed above.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS



         Your directors and management recommend that the shareholders ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year ending December 31, 2002. KPMG LLP has served as the independent auditors for the Company since April 1991 and has audited the Company's consolidated financial statements for each of the years in the three-year period ended December 31, 2001. If the appointment of KPMG LLP is not ratified by the shareholders, the board of directors will reconsider the appointment of auditors for the current fiscal year.

         Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

         The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

                     SHAREHOLDERS PROPOSALS FOR 2003 MEETING

         Shareholders may submit proposals appropriate for shareholder action at the Company's 2003 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2003 annual meeting, they must be received by the Company no later than December 2, 2002. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.


                                  OTHER MATTERS

         As of the date of this proxy statement, the board of directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.



                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                           --------------------------

         The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits. Such written request should be directed to:



                                  First Bancorp
                           Attention: Anna G. Hollers
                              341 North Main Street
                         Troy, North Carolina 27371-0508


                           --------------------------

                   Directions to Montgomery Community College
                Location of the 2002 First Bancorp Annual Meeting
                        Tuesday, April 30, 2002 - 3:00 PM





                                      [MAP]

                                  First Bancorp
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 12, 2002, at the annual meeting of shareholders to be held on April 30, 2002, or any adjournment or adjournments thereof.


   1. PROPOSAL to elect seventeen (17) nominees to the board of directors to serve until the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified.

        [  ]  FOR the 17 nominees listed below       [  ]  WITHHOLD AUTHORITY
              (except as marked to the contrary            to vote for the 17
              below).                                      nominees below.

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

        Jack D. Briggs           James G. Hudson, Jr.      Virginia C. Thomasson
        H. David Bruton, M.D.    George R. Perkins, Jr.    Goldie H. Wallace
        David L. Burns           Thomas F. Phillips        A. Jordan Washburn
        John F. Burns            William E. Samuels        Dennis A. Wicker
        Jesse S. Capel           Edward T. Taws, Jr.       John C. Willis
        James H. Garner          Frederick H. Taylor

   2. PROPOSAL to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

            [  ]  FOR              [  ]  AGAINST            [  ]  ABSTAIN

   3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

   4.  Do you plan to attend the April 30, 2002 annual meeting? YES NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted for approval of Proposals 1 and 2. If , at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

                                     Dated                             , 2002
                                          -----------------------------

                                     ----------------------------------------
                                     Signature

                                     ----------------------------------------
                                     Signature (if jointly held)

                                     (Please sign exactly as the name appears on
                                     this   proxy.   If  signing  as   attorney,
                                     administrator,   executor,   guardian,   or
                                     trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.
IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.